Exhibit 99.1

Kimbell Royalty Partners Announces Record Fourth Quarter and  Full Year 2024 Results

Production Exceeded 25,000 Boe/d (6:1) for First Time Including a Full-Quarter of Acquired Production

Activity on Acreage Remains Robust with 91 Active Rigs Drilling Representing 16%1 Market Share of U.S. Land Rig Count Including the Acquired Production

Superior Five-Year Annual Average PDP Decline Rate of 14% Requires Only an Estimated 6.5 Net Wells Annually to Maintain Flat Production Compared to 8.1 Net Line-of-Site Wells After Giving Effect to Acquired Production

Announces Q4 2024 Cash Distribution of $0.40 per Common Unit

Initiates 2025 Operational Guidance with Record High Mid-Point Daily Production

FORT WORTH, Texas, February 27, 2025 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 130,000 gross wells across 28 states, today announced financial and operating results for the quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Highlights

•	Q4 2024 run-rate daily production of 24,082 barrels of oil equivalent (“Boe”) per day (6:1)

•	Including a full Q4 2024 impact of production from the Company’s $230.4 million acquisition from a private seller (the “Acquired Production”), which closed on January 17, 2025 with an effective date of October 1, 2024, run-rate production was 25,946 Boe per day (6:1)

•	Q4 2024 oil, natural gas and NGL revenues of $69.1 million[2]

•	Q4 2024 net loss of approximately $39.3 million and net loss attributable to common units of approximately $37.8 million primarily due to a non-cash ceiling test impairment expense of $56.2 million recorded during the quarter[2]

•	Q4 2024 consolidated Adjusted EBITDA of $59.8 million[2]

1 Based on Kimbell rig count of 91, which includes the Q1 2025 acquired production, and Baker Hughes U.S. land rig count of 573 as of December 31, 2024.

2 Excludes impact from Acquired Production. Revenues and other financial results from the Acquired Production will be reflected in Kimbell’s condensed consolidated financial statements from January 17, 2025 closing date onward.

Kimbell Royalty Partners, LP – News Release Page 2

•	As of December 31, 2024, Kimbell’s major properties[3] had 7.21 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (4.80 net DUCs and 2.41 net permitted locations) compared to an estimated 5.8 net wells needed to maintain flat production

•	As of December 31, 2024 and including the Acquired Production, Kimbell’s major properties[3] had 8.07 net DUCs and net permitted locations on its acreage (5.44 net DUCs and 2.63 net permitted locations) compared to an estimated 6.5 net wells needed to maintain flat production

•	As of December 31, 2024, Kimbell had 87 rigs actively drilling on its acreage, representing 15% market share of all land rigs drilling in the continental United States as of such time

•	As of December 31, 2024 and including the Acquired Production, Kimbell had 91 rigs actively drilling on its acreage, representing 16% market share of all land rigs drilling in the continental United States as of such time

•	Announced a Q4 2024 cash distribution of $0.40 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 10.2% annualized yield based on the February 26, 2025 closing price of $15.62 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s secured revolving credit facility

•	Conservative Balance Sheet with Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA of 0.8x

•	Initiated full year 2025 guidance with estimated daily production at its mid-point projected at 25,500 Boe/d for the year with a high end projection of 27,000 Boe/d and low end projection of 24,000 Boe/d

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “2024 was another outstanding year for Kimbell. We grew total production 23% compared to 2023, largely due to the contribution of our record $455 million acquisition that closed in Q3 2023, which continues to perform very well. In addition, we paid out $1.75 per common unit in tax-advantaged quarterly distributions during 2024 and paid down approximately $56.0 million on our credit facility by allocating 25% of cash available for distribution for debt-paydown.

“More recently, we closed an acquisition from a private seller on certain mineral and royalty interests in properties located under the historic Mabee Ranch in the Midland Basin, further bolstering the Permian Basin as our leading basin in terms of production, active rig count, DUCs, permits and undrilled inventory. Including a full quarter effect from this acquisition in Q4 2024 given its effective date of October 1, 2024, production exceeded 25,000 Boe/d for the first time in Kimbell’s history. The acquisition was financed partially from a successful primary equity offering, which was oversubscribed and further broadened Kimbell’s institutional ownership and daily trading liquidity. Including the effect of the acquisition, today we are initiating 2025 operational guidance with expected record high mid-point daily production as compared to 2024 operational guidance.

3 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release Page 3

“Reflecting on our growth since our IPO, we have now grown production from 3,116 Boe/d to 25,946 Boe/d, an increase of 733%. As evidenced by our track record of ongoing acquisition activity, we expect to continue our role as a major consolidator in the highly fragmented U.S. oil and natural gas royalty sector, which we estimate to be over $700 billion in size. And, as I have stated in the past, there are only a handful of public entities in the U.S. and Canada that have the financial resources, infrastructure, network and technical expertise to complete large-scale, multi-basin acquisitions. We believe that we are still in the early stages of this consolidation and will actively seek out targets that fit within our acquisition profile. We are very excited about the opportunities to expand in the future and to deliver unitholder value for years to come.”

Fourth Quarter 2024 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the fourth quarter of 2024, or $0.40 per common unit. The distribution will be payable on March 25, 2025 to common unitholders of record at the close of business on March 18, 2025. Kimbell plans to utilize the remaining 25% of cash available for distribution for the fourth quarter of 2024 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q4 2024 projected cash available for distribution), Kimbell has paid down approximately $192.0 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell expects that approximately 100% of its fourth quarter 2024 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitutes dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2025. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Financial Highlights

Kimbell’s fourth quarter 2024 average realized price per Bbl of oil was $69.35, per Mcf of natural gas was $1.88, per Bbl of NGLs was $21.47 and per Boe combined was $31.04.

During the fourth quarter of 2024, the Company’s total revenues were $66.7 million, net loss was approximately $39.3 million and net loss attributable to common units was approximately $37.8 million, or $0.48 per common unit. There was a non-cash ceiling test impairment expense of $56.2 million recorded during the quarter, primarily related to the decline in commodity prices.

Kimbell Royalty Partners, LP – News Release Page 4

Total fourth quarter 2024 consolidated Adjusted EBITDA was $59.8 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the fourth quarter of 2024, G&A expense was $9.4 million, $5.6 million of which was Cash G&A expense, or $2.53 per BOE (Cash G&A and Cash G&A per Boe are non-GAAP financial measures. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the fourth quarter of 2024, which is a non-cash G&A expense, was $3.8 million or $1.70 per Boe.

As of December 31, 2024, Kimbell had approximately $239.2 million in debt outstanding under its secured revolving credit facility, had net debt to fourth quarter 2024 trailing twelve month consolidated Adjusted EBITDA of approximately 0.8x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $310.8 million in undrawn capacity under its secured revolving credit facility as of December 31, 2024.

As of December 31, 2024, Kimbell had outstanding 80,969,651 common units and 14,524,120 Class B units. As of February 27, 2025, Kimbell had outstanding 93,715,842 common units and 14,491,540 Class B units.

Production

Fourth quarter 2024 run-rate average daily production was 24,082 Boe per day (6:1), which was composed of approximately 50% from natural gas (6:1) and approximately 50% from liquids (31% from oil and 19% from NGLs). Including a full Q4 2024 impact of the Acquired Production, the revenues from which will be received by the Company, run-rate production was 25,946 Boe per day (6:1).

Operational Update

As of December 31, 2024, Kimbell’s major properties had 822 gross (4.80 net) DUCs and 561 gross (2.41 net) permitted locations on its acreage. In addition, as of December 31, 2024, Kimbell had 87 rigs actively drilling on its acreage, which represents an approximate 15.2% market share of all land rigs drilling in the continental United States as of such time.

Kimbell Royalty Partners, LP – News Release Page 5

Basin	Gross DUCs as of December 31, 2024(1)	Gross Permits as of December 31, 2024(1)	Net DUCs as of December 31, 2024(1)	Net Permits as of December 31, 2024(1)
Permian	465	384	2.13	1.53
Eagle Ford	73	37	0.52	0.21
Haynesville	48	11	0.56	0.13
Mid-Continent	124	69	1.16	0.32
Bakken	97	56	0.31	0.20
Appalachia	3	3	0.02	0.01
Rockies	12	1	0.10	0.01
Total	822	561	4.80	2.41

(1) These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell's net inventory.

Reserves

Ryder Scott Company, L.P. prepared an estimate of Kimbell’s proved reserves as of December 31, 2024.  Average prices of $75.48 per barrel of oil and $2.13 per MMBtu of natural gas were used in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”).  Realized prices with applicable differentials were $73.84 per barrel of oil, $1.57 per Mcf of natural gas and $18.07 per barrel of NGLs.

Proved developed reserves at year-end 2024 increased by approximately 3% year-over-year to over 67 MMBoe, reflecting continued development by the operators of Kimbell’s acreage.

	Crude Oil and Condensate (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Net proved developed reserves at December 31, 2023	19,800	204,542	11,519	65,409
Revisions of previous estimates	3,038	27,297	3,646	11,234
Purchases of minerals in place	-	-	-	-
Production	(2,837)	(27,586)	(1,667)	(9,102)
Net proved developed reserves at December 31, 2024	20,001	204,253	13,498	67,541

Kimbell Royalty Partners, LP – News Release Page 6

 Hedging Update

The following provides information concerning Kimbell’s hedge book as of December 31, 2024:

Fixed Price Swaps as of December 31, 2024
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
1Q 2025	140,400	1,289,520	$71.55	$4.32
2Q 2025	140,686	1,310,127	$67.64	$3.52
3Q 2025	136,068	1,261,964	$74.20	$3.74
4Q 2025	146,372	1,291,680	$68.26	$3.68
1Q 2026	146,880	1,296,000	$70.38	$4.07
2Q 2026	148,512	1,310,400	$70.78	$3.33
3Q 2026	150,144	1,324,800	$66.60	$3.42
4Q 2026	150,144	1,324,800	$63.33	$3.94

Company Initiates 2025 Guidance

Kimbell is providing financial and operational guidance ranges for 2025 as follows:

	Kimbell Royalty
	Partners LP
2025
Net Production - Mboe/d (6:1)	24.0	-	27.0
Oil Production - % of Net Production	31%	-	35%
Natural Gas Production - % of Net Production	46%	-	50%
Natural Gas Liquids Production - % of Net Production	17%	-	21%

Unit Costs ($/boe)
Marketing and other deductions	$1.40	-	$2.20
Depreciation and depletion expense	$13.00	-	$20.00
G&A
Cash G&A	$2.45	-	$2.65
Non-Cash G&A	$1.40	-	$1.80
Production and ad valorem taxes - % of Oil, Natural Gas and NGL Revenues	7.0%	-	9.0%

Payout Ratio (1)		75%

(1)   The Company intends to pay out 75% of its projected cash available for distribution in quarterly distributions and utilize 25% of projected cash available for distribution to pay down a portion of the outstanding borrowings under its secured revolving credit facility each quarter.

Kimbell Royalty Partners, LP – News Release Page 7

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss fourth quarter 2024 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through March 6, 2025 by dialing 201-612-7415 and using the conference ID 13750582#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On February 27, 2025, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 130,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Kimbell Royalty Partners, LP – News Release Page 8

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell's financial, operating and production results and prospects for growth (including financial and operational guidance), drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell's portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell's capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell's business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell's ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell's hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell's lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the "SEC"), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release Page 9

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

December 31,
2024
Assets:
Current assets
Cash and cash equivalents	$34,168
Oil, natural gas and NGL receivables	45,924
Derivative assets	2,404
Accounts receivable and other current assets	2,771
Total current assets	85,267
Property and equipment, net	267
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,048,712
Less: accumulated depreciation, depletion and impairment	(1,023,890)
Total oil and natural gas properties, net	1,024,822
Right-of-use assets, net	3,730
Derivative assets	566
Loan origination costs, net	5,263
Total assets	$1,119,915
Liabilities, mezzanine equity and unitholders' equity:
Current liabilities
Accounts payable	$6,505
Other current liabilities	5,986
Derivative liabilities	255
Total current liabilities	12,746
Operating lease liabilities, excluding current portion	3,562
Derivative liabilities	879
Long-term debt	239,160
Other liabilities	73
Total liabilities	256,420
Commitments and contingencies
Mezzanine equity:
Series A preferred units	316,002
Kimbell Royalty Partners, LP unitholders' equity:
Common units	463,496
Class B units	726
Total Kimbell Royalty Partners, LP unitholders' equity	464,222
Non-controlling interest in OpCo	83,271
Total unitholders' equity	547,493
Total liabilities, mezzanine equity and unitholders' equity	$1,119,915

Kimbell Royalty Partners, LP – News Release Page 10

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	December 31, 2024	December 31, 2023
Revenue
Oil, natural gas and NGL revenues	$69,078	$83,949
Lease bonus and other income	1,785	573
(Loss) gain on commodity derivative instruments, net	(4,148)	14,674
Total revenues	66,715	99,196
Costs and expenses
Production and ad valorem taxes	3,951	5,658
Depreciation and depletion expense	31,777	36,196
Impairment of oil and natural gas properties	56,155	18,220
Marketing and other deductions	4,124	3,387
General and administrative expense	9,371	9,116
Total costs and expenses	105,378	72,577
Operating (loss) income	(38,663)	26,619
Other expense
Interest expense	(5,956)	(7,465)
Net (loss) income before income taxes	(44,619)	19,154
Income tax (benefit) expense	(5,360)	1,326
Net (loss) income	(39,259)	17,828
Distribution and accretion on Series A preferred units	(5,296)	(5,269)
Net loss (income) attributable to non-controlling interests	6,777	(2,765)
Distributions on Class B units	(15)	(21)
Net (loss) income attributable to common units of Kimbell Royalty Partners, LP	$(37,793)	$9,773

Basic	$(0.48)	$0.14
Diluted	$(0.48)	$0.14
Weighted average number of common units outstanding
Basic	78,977,450	71,900,028
Diluted	116,184,780	115,412,176

Kimbell Royalty Partners, LP – News Release Page 11

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Year Ended	Year Ended
	December 31, 2024	December 31, 2023
Revenue
Oil, natural gas and NGL revenues	$304,606	$267,585
Lease bonus and other income	6,046	5,595
(Loss) gain on commodity derivative instruments, net	(1,345)	20,889
Total revenues	309,307	294,069
Costs and expenses
Production and ad valorem taxes	20,406	20,326
Depreciation and depletion expense	135,123	96,477
Impairment of oil and natural gas properties	62,119	18,220
Marketing and other deductions	16,122	12,565
General and administrative expense	38,543	35,678
Consolidated variable interest entities related:
General and administrative expense	—	928
Total costs and expenses	272,313	184,194
Operating income	36,994	109,875
Other income (expense)
Interest expense	(26,696)	(25,951)
Loss on extinguishment of debt	—	(480)
Other expense	—	(181)
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	—	3,509
Net income before income taxes	10,298	86,772
Income tax (benefit) expense	(772)	3,766
Net income	11,070	83,006
Distribution and accretion on Series A preferred units	(21,092)	(6,310)
Net loss (income) attributable to non-controlling interests	1,254	(16,465)
Distributions on Class B units	(71)	(89)
Net (loss) income attributable to common units of Kimbell Royalty Partners, LP	$(8,839)	$60,142

Basic	$(0.12)	$0.93
Diluted	$(0.12)	$0.91
Weighted average number of common units outstanding
Basic	76,240,472	66,595,273
Diluted	116,048,650	93,057,731

Kimbell Royalty Partners, LP – News Release Page 12

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non-cash unit based compensation, unrealized gains and losses on derivative instruments, cash distribution from affiliate, equity income (loss) in affiliate, gains and losses on sales of assets and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release Page 13

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2024	December 31, 2023
Reconciliation of net cash provided by operating activities
to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$56,571	$59,309
Interest expense	5,956	7,465
Income tax (benefit) expense	(5,360)	1,326
Impairment of oil and natural gas properties	(56,155)	(18,220)
Amortization of right-of-use assets	(89)	(85)
Amortization of loan origination costs	(534)	(529)
Unit-based compensation	(3,763)	(3,326)
(Loss) gain on derivative instruments, net of settlements	(6,744)	15,368
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(3,051)	(2,300)
Accounts receivable and other current assets	1,101	(1,156)
Accounts payable	360	505
Other current liabilities	4,723	4,368
Operating lease liabilities	99	90
Consolidated EBITDA	$(6,886)	$62,815
Add:
Impairment of oil and natural gas properties	56,155	18,220
Unit-based compensation	3,763	3,326
Loss (gain) on derivative instruments, net of settlements	6,744	(15,368)
Consolidated Adjusted EBITDA	$59,776	$68,993
Adjusted EBITDA attributable to non-controlling interest	(9,092)	(15,188)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$50,684	$53,805

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Less:
Cash interest expense	5,011	5,308
Cash distributions on Series A preferred units	4,156	3,802
Cash income tax expense	—	2,281
Distributions on Class B units	15	21
Cash available for distribution on common units	$41,502	$42,393

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Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2024
Net loss	$(39,259)
Depreciation and depletion expense	31,777
Interest expense	5,956
Income tax benefit	(5,360)
Consolidated EBITDA	$(6,886)
Impairment of oil and natural gas properties	56,155
Unit-based compensation	3,763
Loss on derivative instruments, net of settlements	6,744
Consolidated Adjusted EBITDA	$59,776
Adjusted EBITDA attributable to non-controlling interest	(9,092)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$50,684

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Less:
Cash interest expense	5,011
Cash distributions on Series A preferred units	4,156
Distributions on Class B units	15
Cash available for distribution on common units	$41,502

Common units outstanding on December 31, 2024	80,969,651

Common units outstanding on March 18, 2025 Record Date	93,715,842

Cash available for distribution per common unit outstanding	$0.44

Fourth quarter 2024 distribution declared (1)	$0.40

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility. Additionally, Kimbell utilized approximately $8.2 million of cash flows expected to be received from the Q1 2025 Acquired Production after the effective date of October 1, 2024, through December 31, 2024, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders. Revenues, production and other financial and operating results from the Q1 2025 acquisition will be reflected in Kimbell's condensed consolidated financial statements from January 17, 2025 onward.

Kimbell Royalty Partners, LP – News Release Page 15

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2023
Net income	$17,828
Depreciation and depletion expense	36,196
Interest expense	7,465
Income tax expense	1,326
Consolidated EBITDA	$62,815
Impairment of oil and natural gas properties	18,220
Unit-based compensation	3,326
Gain on derivative instruments, net of settlements	(15,368)
Consolidated Adjusted EBITDA	$68,993
Adjusted EBITDA attributable to non-controlling interest	(15,188)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$53,805

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Less:
Cash interest expense	5,308
Cash distributions on Series A preferred units	3,802
Cash income tax expense	2,281
Distributions on Class B units	21
Cash available for distribution on common units	$42,393

Common units outstanding on December 31, 2023	73,851,458

Common units outstanding on March 13, 2024 Record Date	74,938,960

Cash available for distribution per common unit outstanding	$0.57

Fourth quarter 2023 distribution declared (1)	$0.43

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release Page 16

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	December 31, 2024
Net loss	$(39,259)
Depreciation and depletion expense	31,777
Interest expense	5,956
Income tax benefit	(5,360)
Consolidated EBITDA	$(6,886)
Impairment of oil and natural gas properties	56,155
Unit-based compensation	3,763
Loss on derivative instruments, net of settlements	6,744
Consolidated Adjusted EBITDA	$59,776

Q1 2024 - Q3 2024 Consolidated Adjusted EBITDA (1)	203,057
Trailing Twelve Month Consolidated Adjusted EBITDA	$262,833

Long-term debt (as of 12/31/24)	239,160
Cash and cash equivalents (as of 12/31/24) (2)	(25,000)
Net debt (as of 12/31/24)	$214,160

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	0.8	x

(1) 2024(1) Consolidated Adjusted EBITDA for each of the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.

(2) In accordance with Kimbell's secured revolving credit facility, the maximum deduction of cash and cash equivalents to be included in the net debt calculation for compliance purposes is $25 million.